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                         CHECKFREE HOLDINGS CORPORATION
              4411 EAST JONES BRIDGE ROAD, NORCROSS, GEORGIA 30092



         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- ___________, 2000

         The undersigned stockholder of CheckFree Holdings Corporation (the "Company") hereby appoints Peter J. Kight, Mark A. Johnson and Peter F. Sinisgalli, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's headquarters located at 4411 East Jones Bridge Road, Norcross, Georgia, on __________, __________, 2000, at _________.m.
local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

     1. To consider and vote upon a proposal to approve the issuance of 17,000,000 shares of Company Common Stock pursuant to a merger agreement and related agreements pursuant to which the TransPoint business will be acquired by the Company.

                           |_|  FOR
                           |_|  AGAINST
                           |_|  ABSTAIN

     2. To transact any other business which may properly come before the special meeting or any adjournment or any postponement of the special meeting

     (Continued and to be signed on other side.)(Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated __________, 2000, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

   PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.


                                  Dated:                               , 2000
                                        ------------------------------

                                        --------------------------------------
                                                     (Signature)

                                        --------------------------------------
                                                     (Signature)

                                        SIGNATURE(S) SHALL AGREE WITH THE
                                        NAME(S) PRINTED ON THIS PROXY. IF SHARES
                                        ARE REGISTERED IN TWO NAMES, BOTH
                                        STOCKHOLDERS SHOULD SIGN THIS PROXY. IF
                                        SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE YOUR FULL TITLE AS SUCH.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS